UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Wintegra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-29433320

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6850 Austin Center Blvd., Suite 215 Austin, Texas	78731

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which Each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ❒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable): 333-131937

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 (Title of class)

Item 1. Description of Registrant’s Securities to be Registered

Wintegra, Inc. (the “Registrant”) hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-131937), as originally filed with the Securities and Exchange Commission (the “Commission”) on February 17, 2006 and including any subsequent amendments thereto (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits

The following exhibits are filed herewith or incorporated by reference herein as indicated below:

3.1*	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.
3.2*	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the completion of the offering.
3.3*	Bylaws of the Registrant, as currently in effect.
3.4*	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the completion of the offering.
4.1*	Form of the Registrant’s Common Stock Certificate.
4.2*	Fifth Amended and Restated Investors’ Rights Agreement dated February 9, 2006.
4.3*	Amendment to Fifth Amended and Restated Investors’ Rights Agreement dated June 22, 2006.

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Wintegra, Inc. originally filed on February 17, 2006, as amended (File No. 333-131937).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WINTEGRA, INC.

Dated: June 26, 2006	By:	/s/ Jacob (Kobi) Ben-Zvi
Jacob (Kobi) Ben-Zvi
President and Chief Executive Officer

EXHIBIT INDEX

3.1*	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.
3.2*	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the completion of the offering.
3.3*	Bylaws of the Registrant, as currently in effect.
3.4*	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the completion of the offering.
4.1*	Form of the Registrant’s Common Stock Certificate.
4.2*	Fifth Amended and Restated Investors’ Rights Agreement dated February 9, 2006.
4.3*	Amendment to Fifth Amended and Restated Investors’ Rights Agreement dated June 22, 2006.

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Wintegra, Inc. originally filed on February 17, 2006, as amended (File No. 333-131937).